BUSINESS SALE AGREEMENT

OneDose Pty Ltd (ACN 120 506 238) (**Vendor**)

No More Knots (Ipswich) Pty Ltd (ACN 649 230 606) (**Purchaser**)

BUSINESS SALE AGREEMENT

BETWEEN: **ONEDOSE PTY LTD (ACN 120 506 238)** of 196 Brisbane Street, Ipswich, Queensland 4305 (**Vendor**)

AND: **NO MORE KNOTS IPSWICH PTY LTD (ACN 649 230 606)** of Unit 6, 3986-3988 Pacific Highway, Loganholme, Queensland 4129 (**Purchaser**)

BACKGROUND

A. The Vendor carries on the Business and owns all the Assets used to carry on the Business.

B. The Purchaser is a Related Body Corporate of a group of companies that carries on businesses akin to the Business.

C. The Vendor wishes to sell, and the Purchaser wishes to purchase, the Business, including all Assets of the Business, on the terms and conditions of this Agreement, to enable the Purchaser to carry on the Business as a going concern.

D. When the parties execute this Agreement, they will simultaneously execute the REIQ Contract pursuant to which the Vendor will sell and the Purchaser will purchase the Land and Premises in which the Business is operated.

OPERATIVE PROVISIONS

1. DEFINITIONS & INTERPRETATION

1.1 DEFINITIONS

In this Agreement, the following capitalised terms will have the meaning set out in this clause.

2022/2023 Budget means the budget for the operation of the Business for financial year ending 30 June 2023, including financial forecasts.

Agreement means this Agreement, including all schedules and annexures.

ASIC Key means the login and password associated with the system and records of the Australian Securities and Investments Commission regarding the Business, including the Business Name.

Assets means all assets of the Business, including:

(a) the Plant and Equipment;
(b) Records;
(c) the Vendor's right of access to the payment systems used in the operation of the Business, including:
  (i) all access codes and passwords;
  (ii) payment systems associated with:
    A. HICAPS;
    B. payment systems for Medicare;
    C. payment systems of any private health funds;
    D. payment systems of the National Disability Insurance Scheme.
  (iii) associated banking systems;
(d) all databases in connection with the Business;
(e) Business Intellectual Property Rights and goodwill;
(f) Stock in Trade at Valuation;
(g) Business Name and Domain Name, including the right to be registered as the owner of the Business Name and Domain Name;
(h) the right to the goods and services to be supplied to the Business after the Settlement Date and the other benefits to be received by the Business after the Settlement Date for which the Vendor paid prior to the Settlement Date;
(i) the benefit of any agreement with any third party for work in progress in relation to the Business;

(j) all statutory and regulatory authorisations from any authority held by the Vendor in relation to the Business, to the extent capable of being transferred to the Purchaser;
(k) the benefit of all rights and claims the Vendor has against any third party at the Settlement Date, pursuant to any warranty, indemnity, guarantee or other arrangement relating to any other Asset;
(l) all other rights, title, interests and assets of the Vendor in the Business,

other than the Excluded Assets.

Assumed Liabilities means all liabilities that remain outstanding as at the Settlement Date arising from or in connection with:

(a) the entitlements owing to any employee who is employed by the Purchaser from Settlement;

(b) all gift cards sold by the Vendor prior to Settlement, for which an adjustment to the Business Purchase Price has been made in favour of the Purchaser.

Balance of the Business Purchase Price means the amount specified as such in Schedule 1..

Business means the business of and known as Ipswich Massage, including:
(a) massage, including remedial massage, relaxation massage, sports massage and massage for pregnant women;
(b) physiotherapy;
(c) spa treatments, including hot stones, aromatherapy;
(d) cupping;
(e) acupuncture;
(f) osteopathy;
(g) facials;
(h) cosmetic injectables.

Business Day means any day that is not a:
(a) Saturday or Sunday;
(b) public holiday and on which banks are open for business generally in Ipswich, Queensland.

Business Intellectual Property Rights means all Intellectual Property Rights owned by the Vendor in connection with the Business.

Business Name means the name specified as such in Schedule 1.

Business Purchase Price means the amount specified as such in Schedule 1.

Business Purchase Price Schedule means the schedule for the payment of the Balance of the Business Purchase Price, as specified as such in Schedule 1, comprised of the:
(a) First Instalment;
(b) Second Instalment;
(c) Third Instalment;
(d) Fourth Instalment;
(e) Fifth Instalment;
(f) Sixth Instalment, subject to clause 6.6(a) and clause 6.6(c); and
(g) Seventh Instalment, subject to clause 6.6(b).

Confidential Information means all information relating to:
(a) this Agreement, including the terms of this Agreement;
(b) the business affairs of a party, including any trade secrets and any information relating to, but not limited to, the commercial activities, product pricing, technologies, business processes, client relationships, strategic information and any other information related to the conduct of each parties' business;
(c) any information:
   (i) designated in writing by either party as confidential;
   (ii) otherwise identified as confidential at the time of disclosure;
   (iii) which a party knows, or ought reasonably know or regard, as confidential.

Corporations Act means the *Corporations Act* 2001 (Cth), as in force from time to time.

Date of Execution means the date upon which this Agreement is signed by both parties.

Domain Name means the name specified as such in Schedule 1.

Employee means any employee of the Business;

Encumbrance means any mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set-off, or any other security agreement or arrangement in favour of any person, whether registered or unregistered.

Excluded Assets means the assets specified as such in Schedule 1.

Excluded Liabilities means the liabilities and potential liabilities specified as such in Schedule 1.

Full Year Gross Profit Target is the target Gross Profit of the Business for financial year ending 30 June 2023 as specified as such in Schedule 1.

GST Act means the *A New Tax System (Goods and Services Tax) Act* 1999 (Cth).

Gross Profit means revenue from sales of products and services, less the cost of goods sold, the latter of which includes:

(a) direct wages and contractor payments for therapists, but excluding:

  (i) any oncosts for superannuation, payroll tax or WorkCover;

  (ii) any wages and contractor payments for receptionists, office manager (including Sonja Heron's wage and oncosts) and cleaning costs, which are recorded in overheads; and

(b) costs of products used in beauty treatments or beauty products sold,

and calculated on a consistent basis with the calculation of the Half Year Gross Profit Target and the Full Year Gross Profit Target.

Half Year Gross Profit Target is the target Gross Profit of the Business for the period from 1 July 2022 to 31 December 2022, as specified as such in Schedule 1.

Indemnified Losses means, in relation to any fact, matter or circumstance, all losses, costs, damages, expenses and other liabilities arising out of or in connection with that fact, matter or circumstance including all legal and other professional expenses on a solicitor-client basis incurred in connection with investigating, disputing, defending or settling any claim, action, demand or proceeding relating to that fact, matter or circumstance (including any claim, action, demand or proceeding based on the terms of this Agreement) but not including indirect economic loss, loss of income or profit, loss or damages resulting from wasted management time, damage to goodwill or business reputation, loss of opportunity or any other special, indirect, remote or punitive loss or damage.

Independent Contractor means any person engaged by the Vendor to provide services to clients or customers of the Business.

Intellectual Property Rights means all rights, title and interests in any intellectual property, including:

(a) copyright, copyright registration and application and all other rights corresponding thereto throughout the world, including, where applicable, moral rights and droit d'auteur;

(b) trade marks, logos, common law trademarks and service marks and applications thereof;

(c) trade secrets, know how, technology, data and confidential or proprietary information;

(d) patents, designs, inventions, computer software, technological innovations, processes, formula;

(e) any similar, corresponding or equivalent right to any of the foregoing anywhere in the world.

Interim Period means the period on and from the Date of Execution until Settlement.

Land means the real property described as such in in Schedule 1.

Ms Heron's Salary means the salary described as such in Schedule 1.

Non-Refundable Deposit means the deposit that is non-refundable, as specified in Schedule 1.

Plant and Equipment means all plant, equipment, machinery, furniture, fixtures and fittings, spare parts, tools and other maintenance items, and information technology items (including mobile or portable devices) used in the operation of the Business, including those specified in Schedule 1 but excluding any asset that is a fixture or fitting of the Premises.

PPSR means the Personal Property Securities Register.

Premises means the building, including all fittings and fixtures, on the Land, including any carpark and the multi-purpose hall known as "Studio 4305".

Purchaser's Warranty means each warranty set out in Schedule 4.

Rayont Inc. means a company incorporated in Nevada, United States of America, Company Number NV20111095779.

Rayont (Australia) Pty Ltd means Rayont (Australia) Pty Ltd (ACN 609 893 307).

Records means all originals and copies of all books, records, reports, correspondence, files, manuals and other documents and information relating to the Business, including in connection with the Assets and employees, whether in printed, electronic or any other form and including all:
(a) financial records, including debtor reports, sales reports, forecasts, price lists and pricing models;
(b) employee records;
(c) client files, notices, acknowledgements and other documents related to clients of the Business
(d) customer lists, supplier lists, databases, sales and marketing materials;
(e) title deeds and other documents of title;
(f) commercial contracts with any third party;
(g) regulatory authorisations, certificates and approvals;
(h) statements of advice from professional advisors,

Restraint Area means the area described as such in in Schedule 1.

Restraint Period means the period described as such in in Schedule 1.

REIQ Contract means a contract based upon the standard REIQ Contract appropriate for the sale and purchase the Land and Premises as a commercial property.

Settlement means the settlement of the sale of the Business by the Vendor and the purchase of the Business by the Purchaser, on the Settlement Date and subject to the terms and conditions of this Agreement.

Settlement Date means the date specified as such in Schedule 1.

Settlement Venue means the venue specified as such in Schedule 1.

Stock in Trade means:
(a) all goods owned by the Vendor which are to be sold to third parties (whether by wholesale or by retail) in the course of conducting the Business; and
(b) any goods that are listed as stock in trade in any schedule, annexure or appendix to this Agreement.

Stock in Trade at Valuation means the aggregate value, at cost price, of all Stock in Trade.

Third Party Contract means any contract or agreement between the Vendor and any third party in relation to the Business, including:
(a) any third party that is a supplier to the Business;
(b) any client or customer of the Business.

Vendor's Solicitor's Trust Account means the trust account of the Vendor's solicitor, as specified in Schedule 1.

Vendor's Warranty means each warranty set out in Schedule 3.

1.2 INTERPRETATION

In this Agreement, unless the context requires otherwise:

(a) headings are for reference only and do not affect the interpretation of this Agreement;
(b) the singular includes the plural and vice versa, and a gender includes other genders;
(c) a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;
(e) a provision will not be construed against a party just because the party prepared it;
(f) examples are descriptive only and are not exhaustive;
(g) the Schedules form part of and are incorporated by reference into this Agreement;
(h) all dollar amounts referred to in this Agreement, unless specifically stated otherwise, are in Australian Dollars (AUD) and are exclusive of any goods and services tax that may be levied during the term of this Agreement.
(i) a reference to:
    (i) a person includes an individual, corporation, government body and any other entity the law recognises;
    (ii) this Agreement includes the attachments to it;
    (iii) a party includes that party's executors, administrators, successors and permitted assigns.

Any meeting referred to in this Agreement may be held in person, via telephone, Zoom, Teams or any other electronic means appropriate for the purpose of properly addressing the matters to be discussed at the meeting.

2. CONDITION PRECEDENT

Completion of this Agreement is subject to and conditional upon:

(a) the Purchaser entering into a lease of the Land and Premises with the Vendor on the commercial terms described in the REIQ Contract and otherwise on terms and conditions satisfactory to both parties, as reflected in the form for a formal lease document;

(b) the Purchaser procuring and delivering to the Vendor a guarantee and indemnity in favour of the Vendor by Rayont (Australia) Pty Ltd (ACN 609 893 307), guaranteeing the performance of the Purchaser's obligations under this Agreement, on such terms and conditions that the Vendor reasonably requires;

(c) the Purchaser granting a security interest (in the form of a general security agreement), to secure the obligations of the Purchaser under this Agreement;

(d) the Purchaser procuring and delivering to the Vendor, from Rayont (Australia) Pty Ltd a security interest (in the form of a general security agreement) to secure:

    (i) the obligations of the Purchaser under this Agreement; and

    (ii) Rayont (Australia) Pty Ltd's obligations under the guarantee and indemnity referred to in clause 2.1(b).

3. SIMULTANEOUS EXECUTION OF REIQ CONTRACT

3.1 This Agreement is conditional upon the parties executing the REIQ Contract simultaneously with the execution of this Agreement.

3.2 Any default under the REIQ Contract by a party will be deemed default by that party under this Agreement unless rectified within 5 Business Days.

3.3 The parties acknowledge and declare for all purposes the Assets sold under this Agreement and the REIQ Contract constitute the supply of all things necessary for the Purchaser to conduct the Business at the Premises as a going concern.

3.5 The parties agree and acknowledge that, in the event that this Agreement is terminated, the Commercial Lease Agreement between the Parties will also be at an end and the Parties will

have no further rights arising from the Commercial Lease Agreement.

4. NON-REFUNDABLE DEPOSIT

4.1 Upon execution of this Agreement by both parties, the Purchaser will pay to the Vendor's Solicitor's Trust Account the Non-Refundable Deposit to be held on trust until either of the events referred to in clauses 4.2 or 4.3 occurs.

4.2 Upon Settlement of this Agreement in accordance with clause 6, the Vendor may instruct its solicitor to release the Non-Refundable Deposit to the Vendor.

4.3 If, for any reason, this Agreement is not settled by the parties as contemplated in clause 6, the Vendor may instruct its solicitor to release the Non-Refundable Deposit to the Vendor.

5. OPERATION OF THE BUSINESS DURING THE INTERIM PERIOD

5.1 During the Interim Period, the Vendor must:

(a) continue to operate the Business as a going concern, in accordance with all:
  (i) prudent business practices; and
  (ii) applicable industry standards, laws and regulatory requirements, including any authorisations of public authorities;

(b) maintain all policies of insurance in connection with the Business and each Asset that is insurable, including:
  (i) building and contents insurance;
  (ii) public liability insurance;
  (iii) directors' and officers' liability insurance;

(c) keep and maintain proper records of all transactions and dealings relating to the Business, including revenue and expenses;

(d) maintain its current business relationships and the goodwill of the Business;

(e) pay all amounts owing by the Vendor to trade or other creditors of the Business in accordance with applicable payment terms;

(f) reduce and, to the greatest extent possible, eliminate, all related party transactions between the Vendor and its directors and shareholders (as well as persons connected with the directors and shareholders) of the Vendor;

(g) liaise with third parties with which the Vendor has a Third Party Contract, for the purpose of assigning the Third Party Contracts to the Purchaser;

(h) provide all reasonable assistance and all relevant information and documents to senior representatives of the Purchaser for the purposes of enabling the Purchaser to:
  (i) arrange employment of Employees with the Purchaser or a related body corporate of the Purchaser, following Settlement, on terms no less favourable than the Employee's existing terms of employment, so the Business may be conducted as an ongoing concern;
  (ii) arrange engagement of Independent Contractors with the Purchaser or a related body corporate of the Purchaser, following Settlement, on terms no less favourable than the Independent Contractor's existing terms of engagement, so the Business may be conducted as an ongoing concern;
  (iii) make all necessary arrangements, including completing and submitting any documents by any due dates, to secure government funding for training of Employees;

(l) provide all reasonable assistance to the Purchaser to enable the Purchaser to set up bank accounts and payment systems for the purpose of continuing to operate the Business, including:
  (i) HICAPS;
  (ii) payment systems for Medicare;
  (iii) payment systems of any private health funds;
  (iv) payment systems of the National Disability Insurance Scheme.

5.2 During the Interim Period, the Vendor may disclose the purchase of the Business by the Purchaser, on a needs to know basis, to employees, independent contractors, suppliers, clients and customers of the Business, provided such disclosure is conveyed in a positive manner and encouraging of the employees, independent contractors, suppliers, clients and customers of the Business to continue their commercial relationships with the Business as an ongoing concern.

5.3 During the Interim Period, the Vendor must <u>not</u>, without the prior written consent of the Purchaser:

(a) make any material change to the nature or scale of any activity of the Business;

(b) enter any contract, arrangement or understanding with any third party, including any supplier, that creates any obligation for the third party to be paid any amount in connection with the Business;

(c) do any act or omission that may prejudice the commercial interests of the Purchaser as the new owner of the Business;

(d) dispose of or create any Encumbrance over, or declare itself the trustee of, any Asset except in the ordinary course of business of the Business;

(e) terminate or vary the terms of, or do or omit to do anything which might result in the termination of any Third Party Contract;

(f) do or omit to do anything which might result in the variation, termination, suspension, revocation or non-renewal of any authorisation from any public authority held by the Vendor which is material to the operation of the Business;

(g) in relation to the employment of any Employee:
  (i) terminate the employment of any Employee;
  (ii) increase or make any representation about any increase in the annual remuneration of any Employee, or create or increase any entitlement for any Employee to receive a bonus or other payment in addition to annual remuneration;
  (iii) otherwise vary any term or condition of employment of any Employee;
  (iv) employ any third party as an Employee;

(h) in relation to the engagement of any Independent Contractor:
  (i) terminate the engagement of any Independent Contractor;
  (ii) increase or make any representation about any increase in the payment of any Independent Contractor, or create or increase any entitlement for any Independent Contractor to receive any payment in addition to their current terms of engagement;
  (iii) otherwise vary any term or condition of engagement of any Independent Contractor;
  (iv) engage any third party as an Independent Contractor;

(i) enter into any profit sharing or profit or equity participation arrangement in relation to the Business with any Employee, Independent Contractor, agent, distributor, representative or other person;

(j) terminate, or permit the termination or amendment of, or fail to renew on its expiry, any insurance policy in respect of Business or any of the Assets;

(k) destroy or otherwise dispose of any Records;

(l) authorise, or agree conditionally or otherwise to do, any of the things referred to in this clause 5.3.

5.4 During the Interim Period, the Vendor must not speak with any third party regarding any opportunity for the third party to purchase the Business, Land and/or Premises.

5.5 If at any time before Settlement the Vendor is in breach of its obligations under clause 5, the Vendor must promptly provide notice to the Purchaser describing in reasonable detail that fact, matter or circumstance giving rise to the breach.

5.6 Prior to Settlement, the Purchaser must make written offers to each Employee to offer them employment with the Purchaser as from Settlement. Each offer of employment made by the Purchaser:

(i) must be on terms and conditions of employment that are no less favourable taken overall than the Employee's terms and conditions of employment with the Vendor;

(ii) must only be conditional on Settlement occurring;

(iii) must be made on the basis that continuous service by the Employee with the Vendor will be recognised as continuous service with the Purchaser for all purposes (including all leave and other entitlements); and

(iv) does not reset the minimum qualifying period of any Employee for unfair dismissal purposes under the Fair Work Act 2009 (Cth) or any other law, regulation or agreement.

5.7 On and from Settlement the Purchaser is liable, and indemnifies the Vendor against, for all Employee entitlements which have been included as an adjustment to the Purchase Price.

5.8 In relation to any Third Party Contracts:

(a) the Vendor assigns to the Purchaser at Settlement the benefit of each Third Party Contract which can be assigned and the Purchaser accepts that assignment as from Settlement;

(b) the Purchaser is entitled to the benefit, and must assume the burden, of any Third Party Contract, with effect from Settlement;

(c) if a Third Party Contract requires the consent of the counterparty then both parties will use their best endeavours to obtain that consent before Settlement, but if that consent cannot be obtained before Settlement, the Purchaser must, to the extent possible, perform that contract in lieu of the Vendor, as from Settlement;

(d) the parties acknowledge the Vendor informed the Purchaser prior to contract that no Third Party Contracts exist.

6. SETTLEMENT - SALE AND PURCHASE OF THE BUSINESS

6.1 At Settlement, the Vendor must sell to the Purchaser and the Purchaser must purchase from the Vendor, the Business, including the Assets, for the Business Purchase Price, free of any Encumbrances.

6.2 Subject to clause 3, Settlement is to occur in accordance with this clause 6.

6.3 At the Settlement Time (or so soon thereafter as reasonably possible), on the Settlement Date and at the Settlement Venue, the Vendor will deliver to the Purchaser:

(a) a duly executed original counterpart of this Agreement, or the Vendor will execute the same original of the Agreement as executed by the Purchaser;

(b) the ASIC Key and executed documents to enable the transfer of ownership of the Business Name and Domain Name, from the Vendor to the Purchaser;

(c) all keys, security codes and passwords used for the purposes of the Business, including to gain access to the Premises and all technology and payment systems described in the definition of Assets;

(d) confirmation of transfer (if possible) or cancellation of existing telephone, internet and postal services to the Business, to enable the Purchaser immediately to become the registered user of the telephone number, internet and postal services for the Business;

(e) any document reasonably required by the Purchaser to record the transfer of ownership of the Business, including the Assets, from the Vendor to the Purchaser;

(f) documentation evidencing to the satisfaction of the Purchaser that all Encumbrances over the Assets have been discharged (or provision of undertakings to register PPSR discharges following receipt of funds following Settlement confirming the release of the Assets from the relevant registered security interests on the personal property securities register) and the Vendor has informed the Purchaser, with supporting searches, that the PPSR is not applicable and no securities are listed on it in connection with the Business; and

(g) a duly executed consent to assignment of any Third Party Contract obtained before Settlement in accordance with clause 5.1(g).

6.4 At the Settlement Time (or so soon thereafter as reasonably possible) on the Settlement Date the Purchaser will:

(a) deliver to the Vendor a duly executed original counterpart of this Agreement, or the Purchaser will execute the same original of the Agreement as executed by the Vendor;

(b) pay to the Vendor, via bank cheque or real time gross settlement of cleared funds into the Vendor's Solicitor's Trust Account or as the Vendor directs, the First Instalment of the Business Purchase Price.

6.5 Subject to:

(a) clauses 2 and 3;

(b) the Vendor performing its obligations under clause 6.3 (unless any obligation is waived in writing by the Purchaser),

(c) the Purchaser performing its obligations under clause 6.4,

all rights, title and interest in the Business, including the Assets, but excluding the Excluded Assets and Excluded Liabilities, will transfer from the Vendor to the Purchaser on the Settlement Date.

6.6 The Purchaser will pay the Balance of the Business Purchase Price in accordance with the Business Purchase Price Schedule, subject to:

(a) if the Business achieves, by 31 December 2022:
   (i) at least 100% of the Half Year Gross Profit Target, the Third Instalment will be payable;
   (ii) at least 99%, but less than 100% of the Half Year Gross Profit Target, 90% of the Third Instalment will be payable;
   (iii) at least 98%, but less than 99% of the Half Year Gross Profit Target, 80% of the Third Instalment will be payable;
   (iv) at least 97%, but less than 98% of the Half Year Gross Profit Target, 70% of the Third Instalment will be payable;
   (v) at least 96%, but less than 97% of the Half Year Gross Profit Target, 60% of the Third Instalment will be payable;
   (vi) at least 95%, but less than 96% of the Half Year Gross Profit Target, 50% of the Third Instalment will be payable;
   (vii) at least 94%, but less than 95% of the Half Year Gross Profit Target, 40% of the Third Instalment will be payable;
   (viii) at least 93%, but less than 94% of the Half Year Gross Profit Target, 30% of the Third Instalment will be payable;

(ix) at least 92%, but less than 93% of the Half Year Gross Profit Target, 20% of the Third Instalment will be payable;

(x) at least 91%, but less than 92% of the Half Year Gross Profit Target, 10% of the Third Instalment will be payable;

and otherwise, the Third Instalment will not be payable, subject to clause 6.6(c);

(b) if the Business achieves, by 30 June 2023:

(i) at least 100% of the Full Year Gross Profit Target, the Fourth Instalment will be payable;

(ii) at least 99%, but less than 100% of the Full Year Gross Profit Target, 90% of the Fourth Instalment will be payable;

(iii) at least 98%, but less than 99% of the Full Year Gross Profit Target, 80% of the Fourth Instalment will be payable;

(iv) at least 97%, but less than 98% of the Full Year Gross Profit Target, 70% of the Fourth Instalment will be payable;

(v) at least 96%, but less than 97% of the Full Year Gross Profit Target, 60% of the Fourth Instalment will be payable;

(vi) at least 95%, but less than 96% of the Full Year Gross Profit Target, 50% of the Fourth Instalment will be payable;

(vii) at least 94%, but less than 95% of the Full Year Gross Profit Target, 40% of the Fourth Instalment will be payable;

(viii) at least 93%, but less than 94% of the Full Year Gross Profit Target, 30% of the Fourth Instalment will be payable;

(ix) at least 92%, but less than 93% of the Full Year Gross Profit Target, 20% of the Fourth Instalment will be payable;

(x) at least 91%, but less than 92% of the Full Year Gross Profit Target, 10% of the Fourth Instalment will be payable;

and otherwise, the Fourth Instalment will not be payable;

(c) if the Business:

(i) does not achieve, by 31 December 2022, the Half Year Gross Profit Target;

(ii) but achieves by 30 June 2023, the Full Year Gross Profit Target, the Purchaser will pay the Vendor any part of the Third Instalment that was not paid pursuant to clause 6.6(a), in addition to the Fourth Instalment and at the same time as when the Fourth Instalment is paid.

6.7 The Purchaser will use all reasonable endeavours in operating the Business after Settlement and up to and including 30 June 2023, to achieve:

(a) the Half Year Gross Profit Target;

(b) Full Year Gross Profit Target.

6.8 The Purchaser agrees that its obligations under clause 6.7 include obligations that it will:

(a) use reasonable endeavours to promote and support the Business, and to maintain appropriate staffing levels;

(b) provide the Vendor with monthly management accounts and access to the Mindbody platform;

(c) ensure that the Business does not do anything that causes income which should properly have arisen or been included during the relevant period for calculating the:

(i) Gross Profit for the period 1 July 2022 to 31 December 2022; and

(ii) Gross Profit for the period 1 July 2022 to 30 June 2023,

to be deferred or excluded from the calculation or to bring forward or include expenses that would not ordinarily be included in the calculation of them;

(d) ensure the financial records of the Business are maintained during the financial year from 1 July 2022 to 30 June 2023 to allow a consideration of the:

(i) Gross Profit for the period 1 July 2022 to 31 December 2022; and

(ii) Gross Profit for the period 1 July 2022 to 30 June 2023,

independent of the financial records of any Related Body Corporate of the Purchaser.

6.9 In calculating the:

(a) Gross Profit for the period 1 July 2022 to 31 December 2022; and

(b) Gross Profit for the period 1 July 2022 to 30 June 2023,

the Purchaser will apply proper accounting practices and policies, with a view to optimising the Gross Profit for those periods.

6.10 For the avoidance of doubt, the First Instalment and the Second Instalmentt are not subject to, nor contingent upon, the Business achieving the Half Year Gross Profit Target or the Full Year Gross Profit Target.

7. EXCLUDED ASSETS AND EXCLUDED LIABILITIES

7.1 The Excluded Assets are not included in the sale and purchase under clause 6 and nothing in this Agreement operates to transfer any Excluded Assets from the Vendor to the Purchaser.

7.2 Nothing in this Agreement:

(a) operates to transfer or otherwise pass from the Vendor to the Purchaser; or

(b) will be construed as an acceptance by the Purchaser,

of any Excluded Liability or any liability or obligation that is not expressly assumed by the Purchaser under this Agreement.

7.3 The Vendor must pay to the Purchaser on demand the amount of any Indemnified Loss suffered or incurred by the Purchaser in connection with any liability of the Business arising in connection with the Interim Period.

7.4 The Purchaser assumes liability for, and must indemnify the Vendor against, each of the Assumed Liabilities.

7.5 The Purchaser must pay to the Vendor on demand the amount of any Indemnified Loss suffered or incurred by the Vendor in connection with any liability of the Business arising after Settlement (including by way of example any ongoing outgoing or liability, such as electricity, phone or other utilities, of the Business charged to the Vendor in relation to the period after Settlement).

8. ONGOING AVAILABILITY

8.1 The Vendor will ensure Sonja Jean Heron (**Ms Heron**), until and including 120 days on and from the Settlement Date:

(a) provides all reasonable assistance to the Purchaser for the purpose of enabling a smooth transition of the operation of the Business to the Purchaser;

(b) for the purpose of clause 8.1(a), works 38 hours per week,

in consideration for which, the Purchaser will pay Ms Heron's Salary to Ms Heron, which will be paid, pro rata, on a fortnightly basis.

8.2 After the relevant date referred to in clause 8.1, until and including 30 June 2023, the Vendor will ensure Ms Heron is reasonably available to assist the Purchaser from time to time to assist with any queries or other remote support in connection with the Business.

8.3 If requested by the Purchaser, the Vendor will ensure Ms Heron enters into a separate employment agreement regarding the arrangements under this clause 8, including for workplace health and safety purposes.

8.4 This clause survives expiry of this Agreement following Settlement.

8.5 The Vendor may retain a copy of any of the Records needed for taxation purposes or otherwise to comply with any other legal requirement.

9. 2022/2023 BUDGET

9.1 As soon as reasonably possible and in any event by 31 August 2022, the Purchaser will prepare the 2022/2023 Budget in consultation with the Vendor.

9.2 The Vendor will provide all reasonable assistance to the Purchaser for the purpose of preparing the 2022/2023 Budget.

9.3 Notwithstanding any other provision of this Agreement, the details and terms of the 2022/2023 Budget will be within the reasonable discretion of the Purchaser to decide based on the genuine operational needs of the Business.

9.4 The Purchaser will not increase the retail price of any services provided by the Business during the 2022/2023 year, other than to apply GST.

9.5 This clause survives expiry of this Agreement, following Settlement.

10. ACKNOWLEDGEMENT

Each party acknowledges it has had the opportunity to seek professional advice, including from lawyers, accountants and other professional advisors, regarding the sale and purchase of the Business (and Land and Premises under the REIQ Contract), to understand the contents of this Agreement (and the REIQ Contract) and their effect.

Executed as an Agreement

EXECUTED pursuant to section 127 of the *Corporations Act* 2001 (Cth), by OneDose Pty Ltd (ACN 120 506 238):

sonja Heron
sonja Heron (Jul 22, 2022 14:57 GMT+10)

Signature of Sole Director

Sonja Heron

Name

22/07/2022

Date

EXECUTED pursuant to section 127 of the *Corporations Act* 2001 (Cth), by No More Knots (Ipswich) Pty Ltd (ACN 649 230 606):

Ali Kasa (Jul 22, 2022 14:30 GMT+10)

Signature of Sole Director

Ali Kasa

Name

22/07/2022

Date

SCHEDULE 1
DETAILS

<table>
<tr><td>Balance of Business Purchase Price</td><td colspan="4">$686,889 namely $706,889 (Business Purchase Price) less $20,000 (Deposit)</td></tr>
<tr><td>Business Name</td><td colspan="4">Ipswich Massage</td></tr>
<tr><td>Business Purchase Price</td><td colspan="4">$706,889, namely:
$825,000
Less amount attributable to liabilities associated with gift cards $112,213
Less amount attributable to employee leave entitlements <u>$ 5,898</u>
$706,889</td></tr>
<tr><td>Business Purchase Price Schedule</td><td colspan="4">Balance of the Business Purchase Price comprised of the following instalments, payable on the following dates:</td></tr>
<tr><td></td><td>Ref.</td><td>Instalment</td><td>Amount Payable</td><td>Date Payable</td></tr>
<tr><td></td><td>(a)</td><td>First Instalment</td><td>50% ie $343,444.50</td><td>Settlement Date</td></tr>
<tr><td></td><td>(b)</td><td>Second Instalment</td><td>35% i.e. $240,411.15</td><td>Wednesday 31 August 2022</td></tr>
<tr><td></td><td>(c)</td><td>Third Instalment</td><td>7.5% ie $51,516.68</td><td>Thursday, 5 January 2023, subject to clause 6.6(a) and 6.6(c)</td></tr>
<tr><td></td><td>(d)</td><td>Fourth Instalment</td><td>7.5% ie $51,516.67</td><td>Wednesday, 5 July 2023, subject to clause 6.6(b)</td></tr>
<tr><td>Domain Name</td><td colspan="4">www.ipswichmassage.com.au</td></tr>
<tr><td>Excluded Assets</td><td colspan="4">(a) motor vehicle with registration – 2021 LDV ute, Registration number 038 CI9
(b) mobile phone and phone number (0412 838 811) used by Ms Heron;
(c) coffee cart and coffee machine (not being used by the business);
(d) cash at bank ($768,985 as at 27 June 2022);
(e) trade debtors ($2,789.50, as at 27 June 2022);
(e) cane shelf at reception (will be replaced with alternate)</td></tr>
<tr><td>Excluded Liabilities</td><td colspan="4">(a) any liability associated with any amount owing to the Australian Taxation Office in connection with the Business in respect of any tax, including GST;
(b) the following liabilities that accrued prior to Settlement:
(i) GST;
(ii) PAYG;
(iii) Income Tax;
(iv) Superannuation obligations;
(v) Business sale expenses;
(c) any liability not disclosed by the Vendor to the Purchaser prior to Settlement.</td></tr>
<tr><td>Full Year Gross Profit Target</td><td colspan="4">$636,000</td></tr>
<tr><td>Half Year Gross Profit Target</td><td colspan="4">$318,000</td></tr>
<tr><td>Land</td><td colspan="4">Real property known as 196 Brisbane Street, Ipswich, Queensland 4305 and more specifically identified as Lot 818 on RP 12245.</td></tr>
<tr><td>Ms Heron's Salary</td><td colspan="4">$25,000, for the period contemplated by clause 8.1.</td></tr>
<tr><td>Plant and Equipment</td><td colspan="4">All plant and equipment of the Business, as at 23 June 2022 (but excluding the Excluded Assets).</td></tr>
<tr><td>Non-Refundable Deposit</td><td colspan="4">Twenty thousand dollars ($20,000)</td></tr>
</table>

Restraint Area	Means: (a) a radius of 100 kilometres of the Land; (b) or if (a) is unenforceable, a radius of 50 kilometres of the Land; (c) or if (b) is unenforceable, a radius of 30 kilometres of the Land.
Restraint Period	Means: (a) 3 years from the Settlement Date; (b) or if (a) is unenforceable, 2 years from the Settlement Date; (c) or if (b) is unenforceable, 1 year from the Settlement Date.
Settlement Date	Friday, 22 July 2022
Settlement Time	3:00 pm
Settlement Venue	Mazars, Level 11, 307 Queen Street, Brisbane, Queensland 4000, or such other place that the parties agree
Vendor's Solicitor's Trust Account	Name: Redchip Lawyers Law Practice Trust Account Bank: Westpac Banking Corporation Branch: Newstead, Brisbane BSB: 034 143 Account: 10 4216 Swift code: WPAC AU2S

SCHEDULE 2
GENERAL TERMS & CONDITIONS

1. WARRANTIES

1.1 Vendor Warranties

The Vendor warrants to the Purchaser that each Vendor's Warranty is true and correct and not misleading or deceptive as at:

(a) the date of execution of this Agreement; and

(b) the time immediately prior to Settlement,

unless the Vendor's Warranty is expressed to be given only at a particular time in which case it is given as at that time.

1.2 Warranties separate

Each Vendor's Warranty is to be treated as a separate warranty and is not limited by reference to any other warranty or any other provision of this Agreement.

1.3 Survival

Each Vendor's Warranty will remain in full force and effect after Settlement and any claim in respect of any breach of any Vendor's Warranty is not limited to breaches identified prior to Settlement.

1.4 Reliance

The parties acknowledge that the Purchaser has entered into this Agreement in reliance on the Vendor's Warranties. However the Purchaser agrees:

(a) the only representations and warranties on which the Purchaser has relied on in entering into this Agreement are the Vendor Warranties; and

(b) to the maximum extent permitted by Law all other terms, conditions, warranties, representations and undertakings (whether express or implied) and whether oral or in writing or given by the Vendor or any of its representatives are expressly excluded.

1.5 Warranties not limited by inquiries or knowledge

Except as expressly set out in this Agreement, no Vendor's Warranty is excluded or limited by any inquiry or investigation made by or on behalf of the Purchaser or any of its representatives, however the Vendor's Warranties are given subject to and are qualified by:

(a) any written information the Vendor has given to the Purchaser prior to executing this Agreement;

(b) any information available on public registers maintained by any relevant government authority as at the date of this Agreement; and

(c) any information of which the Purchaser has actual knowledge before Settlement, whether as a result of the Purchaser's investigations or otherwise.

1.6 Indemnity for breach of Vendor's Warranty

Without limiting any other remedy available to the Purchaser, but subject to clause 1.7 of this Schedule 2, the Vendor must pay to the Purchaser on demand:

(a) the amount of any Indemnified Loss suffered or incurred by the Purchaser arising out of or in connection with the breach of any Vendors Warranty; and

(b) an amount equal to any additional tax or government impost assessable on the Purchaser (or any related body corporate of it) arising out of or in connection with the receipt by the Purchaser

of a payment under this Agreement in respect of any breach of any Vendor's Warranty.

1.7 Cap on Indemnity

(a) Any liability of the Vendor pursuant to clause 1.6 of this Schedule 2 is limited to the amount of the Business Purchase Price received by the Vendor.

(b) The Purchaser may not bring any claim against the Vendor for breach of any Vendor Warranty if the value of the loss or damage suffered by the Purchaser arising from the breach of the Vendor's Warranty is less than twenty thousand dollars ($20,000).

1.8 Vendor to notify of potential breaches

If before Settlement the Vendor become aware of any fact, matter or circumstance which results in or is reasonably likely to result in a breach of any Vendor's Warranty, before Settlement the Vendor must promptly provide to the Purchaser notice describing that fact, matter or circumstance in reasonable detail.

1.9 Notification of Warranty Claims

(a) If the Purchaser becomes aware of any fact, matter or circumstance which the Purchaser is aware is reasonably likely to result in a claim in respect of any breach of any Vendor's Warranty, the Purchaser must, within 30 Business Days after becoming aware of that fact, matter or circumstance and the fact that it is reasonably likely to result such a claim, give the Vendor notice describing that fact, matter or circumstance in reasonable detail and stating the basis on which such fact, matter or circumstance may give rise to a claim in respect of any breach of any Vendor's Warranty.

(b) The Purchaser may not make a claim with respect to a breach of a Vendor Warranty (including any claim for indemnity under clause 1.6) unless it gives written notice to the Vendor pursuant to clause 1.9(a) by 31 December 2022.

1.10 Termination for breach of Vendor's Warranty

Without limiting any other rights of the Purchaser under this Agreement or at law, if before Settlement the Purchaser becomes aware of any fact, matter or circumstance which results in or is reasonably likely to result in a breach of any Vendor's Warranty, then the Purchaser may:

(a) give notice to the Vendor of the relevant fact, matter or circumstance in accordance with clause 1.8 of this Schedule 2;

(b) require the Vendor to procure that the specified fact, matter or circumstance is remedied by the earlier of 5 Business Days after the date of the notice and 8:00 am on the Settlement Date;

(c) if the specified fact, matter or circumstance is not remedied to the reasonable satisfaction of the Purchaser by the time referred to in clause 1.9(b) of this Schedule 2, then the Purchaser may:

    (i) by notice to the Vendor at any time before Settlement terminate this Agreement; or

    (ii) proceed to Settlement, however in that case the Purchaser will be entitled to make a claim in respect of the breach of Vendor's Warranty following Settlement in respect of that fact, matter or circumstance.

1.11 Mitigation

The Purchaser must take reasonable steps to mitigate any loss suffered as a result of a breach of a Vendor Warranty.

1.12 Ordinary course

The Vendor is not liable for breach of any Vendor Warranty to the extent that:

(a) the breach has arisen out of, or the loss suffered has increased, as a result of any act or omission after Settlement by or on behalf of the Purchaser.

(b) the breach would not have arisen, or the loss would not have been suffered, but for the change in ownership of the Business or any change in the accounting policies of the Purchaser after Settlement;

(c) the breach would not have arisen, or the loss would not have been suffered, but for any breach of this Agreement by the Purchaser.

1.13 Purchaser's Warranties

The Purchaser warrants to the Vendor that each Purchaser's Warranty is true and correct as at the date of execution of this Agreement and as at:

(a) the date of execution of this Agreement; and

(b) the time immediately prior to Settlement.

1.14 Purchaser Indemnity

Without limiting any other remedy available to the Vendor, the Purchaser must pay to the Vendor on demand:

(a) the amount of any Indemnified Loss suffered or incurred by the Vendor arising out of or in connection with the breach of any Purchaser's Warranty;

(b) the amount of any Indemnified Loss arising due to a breach of this Agreement by the Purchaser;

(c) subject to clause 1.14(d), an amount equal to any additional tax or government impost assessable on the Vendor (or any related body corporate of it) arising out of or in connection with the receipt by the Vendor of a payment under this Agreement in respect of any breach of any Purchaser's Warranty;

(d) notwithstanding any other provision of this Agreement, in no circumstances will the Purchaser be liable to the Vendor, nor any third party, including any government, for any act or omission of the Vendor or any of its directors, relating to the payment or non-payment of GST in relation to the operation of the Business while the Vendor was the owner of the Business.

2. CONFIDENTIALITY

2.1 No announcement or other disclosure of transaction

Except as permitted by clause 5.2 and this clause 2 of this Schedule 2, each of the Vendor and the Purchaser must keep confidential and must procure that each of their respective representatives keeps confidential:

(a) the existence of and the terms of this Agreement;

(b) all negotiations between the parties in relation to the subject matter of this Agreement; and

(c) all other information given to it under this Agreement.

2.2 Permitted disclosure

Nothing in this Agreement prevents a person from disclosing matters referred to in clause 2 of this Schedule 2:

(a) if disclosure is required to be made by law or the rules of a recognised stock or securities exchange and the party whose obligation it is to keep matters confidential or procure that those matters are kept confidential:

(i) has not through any voluntary act or omission (other than the execution of this agreement) caused the disclosure obligation to arise; and

(ii) before disclosure is made has notified each other party of the requirement to disclose and, where the relevant law or rules permit and where practicable to do so, given each other party a reasonable opportunity to comment on the requirement for and proposed contents of the proposed disclosure;

(b) if disclosure is made by way of a written announcement the terms of which have been agreed in writing by the parties prior to the making of the announcement;

(c) if disclosure is reasonably required to enable a party to perform its obligations under this Agreement;

(d) to any professional adviser of a party who has been retained to advise in relation to the transactions contemplated by this Agreement or to the auditor of a party;

(e) to any financier who has made a bona fide proposal to provide finance to a party in relation to the transactions contemplated by this Agreement;

(f} with the prior written approval of each party other than the party whose obligation it is to keep those matters confidential or procure that those matters are kept confidential; or

(g) where the matter has come into the public domain otherwise than as a result of a breach by any party of this Agreement.

2.3 No use or disclosure of Confidential Information

The Vendor must not at any time, whether before or after Settlement, use or disclose to any person other than the Purchaser and its representatives any Confidential Information except if disclosure is required to be made by law or with the prior written approval of the Purchaser.

3. TERMINATION

3.1 Termination by Purchaser

The Purchaser may terminate this agreement at any time before Settlement, by notice to the Vendor:

(a) if the Vendor does not comply with its obligations under clause 5;

(b) if there is a breach of any Vendor Warranty, pursuant to clause 1.9 of this Schedule 2,

but is not entitled to terminate or rescind this Agreement for any other reason.

3.2 Termination by Vendor

The Vendor may terminate this Agreement at any time before Settlement, by notice to the Purchaser if:

(a) there is a breach of any Purchaser Warranty;

(b) the Purchaser breaches any obligation under this Agreement,

but is not entitled to terminate or rescind this Agreement for any other reason.

3.3 Effect of Termination

If this Agreement is terminated then:

(a) the provisions of this Agreement shall cease to have effect except for the provisions clauses 2, 3.3, 7 and 9 of this Schedule 2, Schedule 3 and Schedule 4, which will survive termination;

(b) each party retains the rights it has against the other party in respect of any breach of this Agreement occurring before termination.

4. GST

4.1 Interpretation

The parties agree that:

(a) except where the context suggests otherwise, terms used in this clause 4 of this Schedule 2 have the meanings given to those terms by the GST Act (as amended from time to time); and

(b) any consideration that is specified to be inclusive of GST must not be taken into account in calculating the GST payable in relation to a supply for the purpose of this clause 4 of this Schedule 2.

4.2 Reimbursements and similar payments

Any payment or reimbursement required to be made under this Agreement that is calculated by reference to a cost, expense, or other amount paid or incurred will be limited to the total cost, expense or amount less the amount of any input tax credit to which an entity is entitled for the acquisition to which the cost, expense or amount relates.

4.3 Supply of a going concern

The Vendor agrees with the Purchaser that the supply of all things by that Vendor under and in connection with this agreement constitutes the supply of a going concern by that Vendor for the purposes of the GST law.

4.4 Enterprise to be carried on until completion

The Vendor covenants that it will carry on the Business until the Settlement Date.

4.5 Registration

The Purchaser covenants that it is registered under the GST law as at the date of this Agreement and will do all things necessary to ensure that the Purchaser will remain so registered until Settlement. The Purchaser must immediately notify the Vendor if for any reason the Purchaser ceases to be registered under the GST law before Settlement.

4.6 Acknowledgement

(a) The Purchaser acknowledges that the Business Purchase Price, as consideration for the purchase of the Business has been agreed upon the basis that the supply referred to in clause 4.3 of this Schedule 2 is a "supply of a going concern" that is GST-free under the GST law.

(b) If, despite clause 4.6(a), it is determined that GST is payable on the supply of the Business or Assets under this Agreement, then:

   (i) the Purchase Price will be increased by the amount of the GST payable and the Purchaser must pay to the Vendor an amount equal to the GST payable within 20 Business Days of receiving a tax invoice from the Vendor for that amount; and

   (ii) the Vendor must account to the Australian Taxation Office for that GST.

5. RESTRAINT OF TRADE

5.1 Acknowledgements

The Vendor acknowledges that:

(a) it has had access to know how and has a detailed knowledge of the Business, clients and customers and their businesses and has had the opportunity to build relationships with those customers, employees and others engaged in the Business; and

(b) it is reasonable and necessary for the Purchaser to protect the goodwill of the Business, know how, customer connections and workforce from Settlement by the restraints in this clause.

5.2 Non-competition restraint

Subject to clause 5.3 of this Schedule 2, the Vendor must not, and must procure that each of its directors does not, during the Restraint Period and in the Restraint Area:

(a) carry on or be engaged, employed, concerned or interested, directly or indirectly, in any activity that:

  (i) is the same or similar to the whole or any part or parts of the Business; or

  (ii) is in competition with the Business or any part of it;

(b) induce, solicit or canvass, approach or accept any approach from, any person who is as at the commencement of the Restraint Period or was within one year of the commencement of the Restraint Period, a customer or client of the Business, with a view to entering into an arrangement with that customer or client or obtaining the custom or supply of that person in a business or activity that:

  (i) is the same or similar to the whole or any part or parts of the Business; or

  (ii) is in competition with the Business or any part of it;

(c) induce or help to induce an officer, Employee or Independent Contractor of the Business to leave their office or Employment or Engagement with the Business;

(d) attempt, counsel or procure any person to do any acts referred to in this clause 5.2 of this Schedule 2.

5.3 Excluded activities

This clause 5 of Schedule 2 does not:

(a) apply to any act required by this Agreement

(b) does not apply to any act done with the prior written consent of the Purchaser;

(c) prevent the performance of any employment agreement or contracting arrangement for the Purchaser;

(d) apply to the Vendor (nor the sole director of the Vendor pursuant to the covenant required under clause 5.6), and the Vendor and its director will be discharged from compliance with the obligations under this clause 5, if the Purchaser defaults in payment of any instalment of the Business Purchase Price and the default is not rectified within 5 Business Days.

5.4 Separate and independent obligations

Each of the restraint obligations imposed on the Vendor by clause 5.2 of this Schedule 2, which results from the combination of the Business, Restraint Period and Restraint Area, is a separate and independent obligation from each other restraint obligation imposed.

5.5 Acknowledgment

The Vendor acknowledges and agrees that each of the restraint obligations imposed on it is reasonable in extent having regard to the interest of each party to this Agreement, extends no further than is reasonably necessary and is solely to protect the Purchaser as Purchaser of the Business.

5.6 Covenant from sole director of Vendor

The Vendor agrees to obtain a covenant in terms of clause 5.2 of this Schedule 2 from the sole director of the Vendor in favour of the Purchaser effective at Settlement.

6. NOTICES

6.1 How notice to be given

Each communication (including each notice, consent, approval, request and demand) under or in connection with this Agreement:

(a) may be given by personal service, post or email;

(b) must be in writing;

(c) must be addressed as follows (or as otherwise notified by that party to each other party from time to time):

(i) if to the Vendor:
Attention: Sonja Heron
Email: onedose74@gmail.com
Address: Unit 16, 1 Pacific Boulevard, Buddina, Qld 4575
with a copy sent to (which will not constitute service):
Redchip Lawyers, attention Peter McLaughlin,
at peterm@redchip.com.au.

(ii) if to the Purchaser:
Attention: Kristy Donoghue
Email: Kristy@NoMoreKnots.com.au
Address: Unit 6, 3986-3988 Pacific Highway, Loganholme, Queensland 4129

(d) in the case of personal service, post or facsimile, must be signed by the party making it or (on that party's behalf) by the solicitor for, or any attorney, director, secretary or authorised agent of, that party;

(e) in the case of email, must be in pdf or other format that is a scanned image of the original of the communication, including a handwritten signature, and be attached to an email that states that the attachment is a communication under this agreement; and

(f) must be delivered by hand or posted by prepaid post to the address, sent by fax to the number, or sent by email to the email address, of the addressee, in accordance with clause 6(c) of this Schedule 2.

6.2 When notice taken to be received

Each communication (including each notice, consent, approval, request and demand) under or in connection with this Agreement is taken to be received by the addressee:

(a) in the case of prepaid post sent to an address in the same country, on the third day after the date of posting;

(b) in the case of prepaid post sent to an address in another country, on the fifth day after the date of posting by airmail;

(c) in the case of delivery by hand, on delivery; and

(d) in the case of email, unless the party sending the email knows or reasonably ought to suspect that the email and the attached communication were not delivered to the addressee's domain specified in the email address notified for the purposes of this clause 6 of this Schedule 2, 24 hours after the email was sent,

but if the communication would otherwise be taken to be received on a day that is not a working day or after 5:00 pm, it is taken to be received at 9:00 am on the next Business Day.

7. ENTIRE AGREEMENT

This Agreement:

(a) constitutes the entire agreement between the parties in relation to its subject matter including the sale and purchase of the Business and the Assets; and

(b) supersede all previous agreements and understandings between the parties in relation to its subject matter.

8. GENERAL

8.1 Amendments

This Agreement may only be varied by a document signed by or on behalf of both parties.

8.2 Assignment

A party cannot assign or otherwise transfer any of its rights under this Agreement without the prior consent of the other party.

8.3 Consents

Unless this Agreement expressly provides otherwise, a consent under this Agreement may be given or withheld in the absolute discretion of the party entitled to give the consent and to be effective must be given in writing.

8.4 Costs

Each party must pay its own costs and expenses in connection with negotiating, preparing, executing and performing this Agreement.

8.5 Counterparts

This Agreement may be executed in any number of counterparts by the parties on separate counterparts. Each counterpart constitutes an original of this Agreement and all together constitute one Agreement.

8.6 Further acts and documents

Each party must promptly do all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to the other party), required by law or reasonably requested by the other party to give effect to this Agreement.

8.7 No merger

A party's rights and obligations do not merge upon completion of any transaction under this Agreement.

8.8 Severance

If any provision or part of a provision of this Agreement is held or found to be void, invalid or otherwise unenforceable (whether in respect of a particular party or otherwise), it will be deemed to be severed to the extent that it is void or to the extent of voidability, invalidity or unenforceability, but the remainder of that provision will remain in full force and effect.

8.9 Stamp duties

The Purchaser:

(a) must pay all stamp duties in respect of this Agreement and each transaction effected by or made under this Agreement and provide a copy of the stamped Agreement to the Vendor within seven days of it being stamped;

(b) is authorised to apply for and retain the proceeds of any refund due in respect of any stamp duty

paid under this clause.

8.10 Waivers

Without limiting any other provision of this Agreement, the parties agree that:

(a) failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this Agreement by a party does not preclude, nor operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right power or remedy provided by law or under this Agreement;

(b) a waiver given by a party under this Agreement is only effective and binding on that party if it is given or confirmed in writing by that party;

(c) no waiver of a breach of a term of this Agreement operates as a waiver of another breach of that term or a breach of any other term of this Agreement.

9. GOVERNING LAW AND JURISDICTION

9.1 Governing Law

This Agreement is governed by the laws of Queensland, Australia.

9.2 Jurisdiction

Each party irrevocably:

(a) submits to the non-exclusive jurisdiction of the courts of Queensland, Commonwealth courts having jurisdiction in that state and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Agreement; and

(b) waives any objection it may have now or in the future to the venue of any proceedings, and any claim it may have now or in the future that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 9.2(a) of this Schedule 2.

SCHEDULE 3
VENDOR'S WARRANTIES

1. VENDOR

1.1 Capacity and authorisation

The Vendor:

(a) is a company properly incorporated and validly existing under the laws of Australia;

(b) has the legal right and full corporate power and capacity to execute, deliver and perform its obligations under this Agreement and has obtained all necessary authorisations and consents and taken all other actions necessary to enable it to do so.

1.2 Valid obligations

This Agreement constitutes (or will when executed constitute) valid legal and binding obligations of the Vendor and is enforceable against the Vendor in accordance with its terms.

1.3 Breach or default

The execution, delivery and performance of this Agreement by the Vendor does not and will not result in a breach of or constitute a default under:

(a) any agreement to which a Vendor is party;

(b) any provision of the constitutions of the Vendor; or

(c) any law or regulation or any order, judgment or determination of any court or regulatory authority by which the Vendor is bound.

1.4 Solvency

None of the following events has occurred in relation to the Vendor, including as at the Date of Execution:

(a) a receiver, receiver and manager, liquidator, provisional liquidator, administrator, trustee or similar officer is appointed in respect of the Vendor or any of its assets or an event occurs that gives any person the right to seek such an appointment;

(b) an application is made to court or a resolution is passed or an order is made for the winding up or dissolution of the Vendor or an event occurs that would give any person the right to make such an application;

(c) the Vendor proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them;

(d) the Vendor is declared or taken under any applicable law to be insolvent or the Vendor's board of directors resolves that the Vendor is, or is likely to become at some future time, insolvent; or

(e) any person in whose favour the Vendor has granted any Encumbrance becomes entitled to enforce any security under that Encumbrance or any floating charge under that Encumbrance crystallises.

2. OWNERSHIP OF THE BUSINESS AND ASSETS

2.1 Ownership

The Vendor is the sole legal and beneficial owner of the Business and Assets and has complete and unrestricted power and authority to sell the Business and Assets to the Purchaser.

All documents which are necessary to establish or evidence title of the Vendor to the Assets are in the

possession or control of the Vendor and, where required, have been properly stamped.

2.2 No interest in securities

The Assets do not include any legal nor beneficial right in any shares or other securities in any company, unit trust or other entity.

3. CONDUCT OF BUSINESS

3.1 Orders, directions and notices

The Vendor has not received any order, direction or notice from any regulatory authority, nor any other person, which may adversely affect the business or use of any property of the Business that has not been complied with in full.

4. INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

4.1 Ownership and use of the Business Intellectual Property Rights

The Vendor is the sole legal and beneficial owner of the Business Intellectual Property Rights and:

(a) no person other than the Vendor has any right to use the Business Intellectual Property Rights;

(b) there has been no unauthorised use by any third party of the Business Intellectual Property Rights; and

(c) nothing has been done or omitted to be done by the Vendor and as far as the Vendor is aware no other circumstance exists that may affect the validity or ownership of the Business Intellectual Property Rights.

4.2 No infringement of third party rights

As far as the Vendor is aware:

(a) none of the activities of the Business infringes or is likely to infringe any Intellectual Property Rights of any third party; and

(b) no claim has been made against the Vendor in respect of any alleged infringement.

5. BUSINESS NAMES AND DOMAIN NAMES

5.1 Ownership of Business Names

The Vendor is the sole legal and beneficial owner of the Business Name and there are no other business names used in the Business as at the Date of Execution.

5.2 Right to use Domain Names

The Vendor holds a valid licence to use, and has paid in full all licence fees in respect of, each Domain Name and there are no other domain names used in the Business as at the Date of Execution.

5.3 Validity, ownership and rights to use

Nothing has been done or omitted to be done by the Vendor and as far as the Vendor is aware and no circumstance exists that may affect the validity or ownership of the Business Names or the rights of the Vendor to use the Domain Names.

6. EMPLOYEES

6.1 Terms of Employment

Complete and accurate details of each of the following have been disclosed by the Vendor to the Purchaser:

(a) the name, position, location and start date of each Employee;

(b) the terms of employment of each Employee including all remuneration and other benefits payable during or upon termination of that employment or engagement;

(c) any arrangement under which any Employee has received in the 12 months before the date of this Agreement or may be entitled to receive any bonus or other payment or benefit (whether contractual or discretionary) that is calculated by reference to the performance of the Vendor, the performance of the Employee or any combination of these;

(d) accrued annual leave, long service leave and personal/carer's leave entitlements of each Employee;

(e) all policies and practices (whether contractual or discretionary) that are or may be applicable to employment or the termination of employment of any Employee; and

(f) all commitments given to any Employee in relation to the sale of the Business or the transactions contemplated by this agreement,

and the Vendor has not made any commitment, offer or proposal that if implemented would result in any of these details being inaccurate in any material respect.

6.2 Compliance with obligations

The Vendor has:

(a) paid all amounts due to each Employee other than in respect of remuneration accrued for the current salary payment period and current expense claims (excluding the current bonus period);

(b) otherwise complied in all material respects with all its obligations in relation to the employment of each Employee including all obligations arising under any award or collective agreement and all obligations in relation to occupational health and safety and workers' compensation; and

(c) made sufficient provision in its accounting records as at 30 June 2022 for all annual leave or long service leave then due to all employees.

6.3 Disputes

The Vendor is not presently involved in any industrial dispute or other dispute with any trade or industrial union or association to which any group of Employees or an individual Employee is in any way connected or affiliated, no such dispute has been threatened and as far as the Vendor is aware no circumstance exists that is likely to give rise to any such dispute.

7. INDEPENDENT CONTRACTORS

7.1 Terms of Engagement

Complete and accurate details of each of the following have been disclosed by the Vendor to the Purchaser:

(a) the name, position, location and start date of each Independent Contractor;

(b) the terms of engagement of each Independent Contractor including all remuneration and other benefits payable during or upon termination of that engagement;

(c) any arrangement under which any Independent Contractor has received in the 12 months before the date of this Agreement or may be entitled to receive any bonus or other payment or benefit (whether contractual or discretionary) that is calculated by reference to the performance of the Vendor, the performance of the Independent Contractor or any combination of these;

(d) all policies and practices (whether contractual or discretionary) that are or may be applicable to the engagement or the termination of engagement of any Independent Contractor; and

(e) all commitments given to any Independent Contractor in relation to the sale of the Business or the transactions contemplated by this agreement,

and the Vendor has not made any commitment, offer or proposal that if implemented would result in

any of these details being inaccurate in any material respect.

7.2 Compliance with obligations

The Vendor has:

(a) paid all amounts due to each Independent Contractor other than in respect of remuneration accrued for the current payment period and current expense claims (excluding the current bonus period);

(b) otherwise complied in all material respects with all its obligations in relation to the engagement of each Independent Contractor.

7.3 Disputes

The Vendor is not presently involved in any industrial dispute or other dispute with any trade or industrial union or association to which any group of Independent Contractors or an individual Independent Contractor is in any way connected or affiliated, no such dispute has been threatened and as far as the Vendor is aware no circumstance exists that is likely to give rise to any such dispute.

8. LEGAL PROCEEDINGS

8.1 Litigation

Otherwise as has been expressly disclosed to the Purchaser, the Vendor is not a claimant or defendant in, or otherwise a party to, any litigation, arbitration or mediation proceedings in relation to the Business or the Assets.

8.2 Investigations and prosecutions

The Vendor is not the subject of any investigation, inquiry, prosecution or enforcement proceedings by any regulatory authority in relation to the Business or the Assets.

There are no such investigations, inquiries, prosecutions or proceedings pending or threatened against the Vendor.

As far as the Vendor is aware no circumstance exists that is likely to give rise to any such investigation inquiry, prosecution or proceedings.

9. DISCLOSURE

9.1 Schedules to this Agreement

All information contained in Schedule 1 to Schedule 4 of this Agreement is complete, materially accurate and not misleading.

9.2 Accuracy of information

All information provided to the Vendor by the Purchaser in respect of the Business (including all financial information, books, records and accounts) except for information consisting of any forecast, budget, estimate, projection, statement of opinion or statement of intention, is materially accurate and not misleading or deceptive.

SCHEDULE 4
PURCHASER'S WARRANTIES

1. PURCHASER

1.1 Capacity and authorization

The Purchaser is a company properly incorporated and validly existing under the laws of Australia, has the legal right and full corporate power and capacity to execute, deliver and perform its obligations under this agreement and has obtained all necessary authorisations and consents and taken all other actions necessary to enable it to do so.

1.2 Valid obligations

This Agreement constitutes (or will when executed constitute) valid legal and binding obligations of the Purchaser and is enforceable against the Purchaser in accordance with its terms.

1.3 Breach or default

The execution, delivery and performance of this Agreement by the Purchaser does not and will not result in a breach of or constitute a default under:

(a) any agreement to which the Purchaser is party;

(b) any provision of the constitution of the Purchaser; or

(c) any law or regulation or any order, judgment or determination of any court or regulatory authority by which the Purchaser is bound.

1.4 Solvency

None of the following events has occurred in relation to the Purchaser:

(a) a receiver, receiver and manager, liquidator, provisional liquidator, administrator, trustee or similar officer is appointed in respect of the Purchaser or any of its assets or an event occurs that gives any person the right to seek such an appointment;

(b) an application is made to court or a resolution is passed or an order is made for the winding up or dissolution of the Purchaser or an event occurs that would give any person the right to make such an application;

(c) the Purchaser proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them;

(d) the Purchaser is declared or taken under any applicable law to be insolvent or the Purchaser's board of directors resolves that the Purchaser is, or is likely to become at some future time, insolvent; or

(e) any person in whose favour the Purchaser has granted any Encumbrance becomes entitled to enforce any security under that Encumbrance or any floating charge under that Encumbrance crystallises.